ASSUMPTION AGREEMENT

This Assumption Agreement (“Agreement”) is made and entered into as of the 8th day of December 2011 by and among the following parties: CATHAY BANK, a California banking corporation (“Lender”), on the one hand, and LGI DELAWARE, LLC, a Delaware limited liability company (“Existing Borrower”), LEE JAY GITTLEMAN, aka Lee Gittleman, an individual (“Gittleman”), LEE JAY GITTLEMAN and CINDY ELIZABETH GITTLEMAN, as Trustees of THE GITTLEMAN FAMILY 2007 TRUST DATED DECEMBER 19, 2007 (individually and collectively, “Gittleman Trust”, and together with Gittleman at times hereinafter referred to, individually and collectively, as “Existing Guarantor”), and NETREIT NATIONAL CITY PARTNERS, LP, a California limited partnership (“New Borrower”), on the other hand, with reference to the following facts:

RECITALS

A. Existing Borrower and Lender have heretofore entered into and executed that certain Construction Loan Agreement dated as of September 7, 2007 (together with any and all amendments thereto or modifications thereof, the “First Loan Agreement”), pursuant to which Lender made a loan to Existing Borrower (the “Loan”). Subsequently, in connection with the Loan, Existing Borrower and Lender also entered into and executed that certain Business Loan Agreement dated as of June 18, 2010 (together with any and all amendments thereto or modifications thereof, the “Second Loan Agreement”, and together with the First Loan Agreement, individually and collectively, the “Loan Agreement”).

B.           In connection with the Loan Agreement, Existing Borrower executed and delivered to Lender that certain Promissory Note dated as of September 7, 2007, in the principal sum of Thirteen Million Two Hundred Twenty Five Thousand and no/100 Dollars ($13,225,000.00) (together with any and all amendments thereto or modifications or renewals thereof, the “First Note”). Subsequently, in connection with the Loan, Existing Borrower also executed and delivered to Lender that certain Promissory Note dated as of June 18, 2010, in the principal sum of Twelve Million Six Hundred Ninety Eight Thousand Seventy Three and 37/100 Dollars ($12,698,073.37) (together with any and all amendments thereto or modifications or renewals thereof, the “Second Note”, and together with the First Note, individually and collectively, the “Note”).

C.           As security for, among other things, the indebtedness and obligations under the Note and Loan Agreement, Existing Borrower executed and delivered to and in favor of Lender, without limitation, that certain Construction Deed of Trust dated as of September 7, 2007 (together with any and all amendments thereto or modifications thereof, the “Deed of Trust”), executed by Existing Borrower, as trustor, in favor of Lender, as beneficiary, and recorded in the Official Records of San Diego County, California, on September 11, 2007, as Document No. 2007-0595959 and encumbering, without limitation, certain real property located in San Diego County, California and described in Exhibit “A” attached hereto (the “Property”).

D.           In order to induce Lender to make the Loan, Gittleman executed and delivered to and in favor of Lender that certain Commercial Guaranty, dated September 7, 2007 (together with any and all amendments thereto or modifications thereof, the “First Guaranty”). Subsequently, in connection with the Loan, Gittleman also executed and delivered to Lender (i) that certain Commercial Guaranty dated as of January 28, 2008 (together with any and all amendments thereto or modifications thereof, the “Second Guaranty”), and (ii) that certain Commercial Guaranty dated as of June 18, 2010 (together with any and all amendments thereto or modifications thereof, the “Third Guaranty”, and together with the First Guaranty and the Second Guaranty, individually and collectively, the “Guaranty”).

E.           In connection with the Loan, Existing Borrower, among others, has also heretofore executed (or given or consented to), without limitation, the documents listed on Schedule 1, attached hereto and incorporated herein by this reference.

F.           The Loan Agreement, the Note, the Deed of Trust, the Guaranty, the Deposit Assignment (hereinafter defined), the Residence Deed of Trust (hereinafter defined), the documents described in Schedule 1, and the other documents executed or given in connection any of the foregoing, or otherwise in connection with the Loan, together with any and all amendments thereto or extensions, modifications or restatements thereof, will at times hereinafter be referred to collectively as the “Loan Documents.”

G.           The Loan Documents include, among other documents, that certain Assignment of Deposit Account dated as of June 18, 2010, executed and delivered by Existing Borrower to and in favor of Lender  (the “Deposit Assignment”). Pursuant to the Deposit Assignment, Existing Borrower has heretofore assigned and granted to Lender, without limitation, a security interest in that certain Time Deposit Account, account no. 2311002284 (the “Existing Payment Reserve Account”), as additional collateral for the Loan. As of December 7, 2011, a total sum of $555,228.92 is on deposit in the Existing Payment Reserve Account.

H.           The Loan Documents include, among other documents, that certain Deed of Trust dated as of June 18, 2010 (together with any and all amendments thereto or modifications thereof, the “Residence Deed of Trust”), executed by Gittleman Trust, as trustor, in favor of Lender, as beneficiary, and recorded in the Official Records of Orange County, California, on June 30, 2010, as Document No. 2010000307260  and encumbering, without limitation, certain real property commonly known as 4705 Seashore Drive, Newport Beach, California (the “Residence”). The Residence Deed of Trust secures, without limitation, the obligations and indebtedness under the Note.

I.           The Property, the Residence and any and all other real or personal property in which Lender holds a security interest or other interest pursuant to any of the Loan Documents (including, without limitation, the Existing Payment Reserve Account and the New Payment Reserve Account (as hereinafter defined)) will sometimes be referred to collectively as the “Collateral”.

J.           Existing Borrower and NetREIT, Inc., a Maryland corporation (“NetREIT”), have entered into and executed that certain Property Contribution Agreement and Joint Escrow Instructions dated as of September 2, 2011 (the “Property Agreement”).  The Property Agreement provides, without limitation, (i) for the formation, organization and capitalization of New Borrower, of which NetREIT is the sole General Partner and Existing Borrower is the sole Limited Partner, and (ii) as consideration for New Borrower’s limited partnership interest in New Borrower, for the contribution by Existing Borrower to New Borrower of all of Existing Borrower’s fee interest in the Property (the “Fee Interest Alternative”) or, alternatively, for the contribution by Existing Borrower to New Borrower of all of the outstanding membership interest in Existing Borrower (the “Membership Interest Alternative”).  Existing Borrower shall exercise the Fee Interest Alternative, and not the Membership Interest Alternative.

K.           Existing Borrower, New Borrower, and Existing Guarantor have each requested that Lender consent to a transfer, pursuant to the Property Agreement, of Existing Borrower’s fee interest in the Property to New Borrower (the “Transfer”), and that Lender permit New Borrower to assume the indebtedness and obligations of Existing Borrower under and in connection with the Loan and the Loan Documents.

L.           Lender is willing to consent to the Transfer and to allow New Borrower to assume the Loan and the indebtedness and obligations under the Loan Documents executed by Existing Borrower, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals and Definitions.

The Recitals are incorporated herein by this reference, and the parties agree that the facts recited above are true and correct.  Except as provided herein, all of the terms, conditions, and provisions of the Loan Documents shall remain in full force.  In the event of any conflict or inconsistency between the terms, conditions, and provisions of this Agreement and the Loan Documents, the terms, conditions, and provisions of this Agreement shall prevail.

2. Existing Borrower, New Borrower, Existing Guarantor Acknowledgment as to Obligations.

a. Existing Borrower, Existing Guarantor, and New Borrower, and each of them, acknowledge and confirm that as of December 7, 2011, the total principal amount owing to Lender under the Loan is $12,384,753.35, plus accrued and unpaid interest thereon.

b. Existing Borrower, Existing Guarantor, and New Borrower, and each of them, specifically acknowledge and confirm that they do not have any valid offsets or defenses to the obligations, indebtedness and liability under the Loan Documents.

3. Assumption of Liability under the Loan Documents.

a. New Borrower hereby assumes and agrees to pay the indebtedness and obligations represented by the Loan Documents including, but not limited to, the principal sum of the Loan, and agrees, for the benefit of Lender and its successors and assigns, to be bound by, observe and perform, all past, present and future liabilities, indebtedness, terms, provisions, covenants and obligations of Existing Borrower under the Loan Documents, and all indemnities and guaranties, and New Borrower agrees that it will be bound by all of such terms and provisions, promptly pay all such liabilities and indebtedness and promptly observe and perform all such covenants and obligations, with the same force and effect as if New Borrower had originally executed and delivered the Loan Documents instead of Existing Borrower (collectively, the “Assumed Obligations”).

b. Except as otherwise expressly provided in this Agreement, New Borrower acknowledges that the Property and any and all other Collateral for the Loan are and shall remain subject to the security interests and/or other interests created by the Loan Documents; and acknowledges and agrees to be bound by all of the conditions and covenants contained in the Loan Documents.  New Borrower also agrees that the security interests and other interests created by the Loan Documents shall secure payment and performance of the Assumed Obligations (except for any obligations or indebtedness owing to Lender under the Environmental Indemnity, as defined in Schedule 1 attached hereto) in accordance with the terms of the Loan Documents. New Borrower also agrees that any rights, title and interest in any Collateral that are absolutely assigned to Lender pursuant to any of the Loan Documents shall remain absolutely assigned to Lender.

c. Subject to the terms and conditions set forth in this Agreement, including, without limitation, the conditions precedent set forth in Section 8 below, and except as expressly provided herein, Lender hereby consents to the Transfer; provided, however, that this consent shall not be deemed a waiver of any right to require consent to any other or future transactions.

4. Limited Release of Existing Borrower and Existing Guarantor; Reconveyance of Residence Deed of Trust.

a. Upon the timely and complete satisfaction by Existing Borrower, Existing Guarantor and New Borrower of each and all of the conditions precedent set forth in Section 8 below, Lender hereby releases Existing Borrower and Existing Guarantor from any and all liabilities arising from or in connection with the Loan Documents; provided, however, that nothing contained in this Section 4 or elsewhere in this Agreement shall be deemed to release Existing Borrower or Existing Guarantor, or any of them, from or with respect to any of the following (collectively, the “Release Exceptions”): (i) any liability or obligations of Existing Borrower or Existing Guarantor, or any of them, under or in connection with this Agreement or any documents executed or submitted in connection herewith; (ii) any liability or obligations arising from or relating to any gross negligence, fraud, willful misconduct or any other tortious act or omission by Existing Borrower or Existing Borrower, or any of them; (iii) any liability or obligations arising from or in connection with any loan, extension of credit or other financial accommodation of any kind by Lender to the Existing Borrower or Existing Guarantor, or any of them, other than the Loan; (iv) any liability, indebtedness or obligations of Existing Borrower or Existing Guarantor, or any of them, to Lender, excluding only the indebtedness and obligations of Existing Borrower and Existing Guarantor arising from or in connection with the Loan Documents; or (v) any and all liability, indebtedness or obligations of Existing Borrower or Existing Guarantor, or any of them, under the Loan Documents by virtue of Existing Borrower or Existing Guarantor, or any of them, being a partner or other interest holder of or in New Borrower.  Any and all references to “Borrower” in the Loan Documents shall mean New Borrower.

b. With respect to the limited release provided in Section 4.a above, and subject to the Release Exceptions, Lender waives all rights under Section 1542 of the Civil Code of the State of California, which Lender understands provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

c. Upon the timely and complete satisfaction by Existing Borrower, Existing Guarantor and New Borrower of each and all of the conditions precedent set forth in Section 8 below, Lender shall promptly cause a full reconveyance of the Residence Deed of Trust to be recorded.

5. Release of Existing Payment Reserve Account; New Payment Reserve Account.

a. Release of Existing Payment Reserve Account.  Upon the timely and complete satisfaction by Existing Borrower, Existing Guarantor and New Borrower of each and all of the conditions precedent set forth in Section 8 below, Lender shall release its security interest in the Existing Payment Reserve Account.

b. New Payment Reserve Account.

(1) New Borrower shall, no later than December 20, 2011, open a non-interest bearing deposit account with Lender (the “New Payment Reserve Account”) and deposit therein, from New Borrower’s own funds, an amount of not less than $75,000.00. Except as expressly provided in Section 5.c below, New Borrower shall at all times maintain the New Payment Reserve Account with Lender.

(2) Pursuant to, without limitation, the New Security Agreement (hereinafter defined), the New Payment Reserve Account and all funds at any time on deposit therein shall be pledged to Lender as additional collateral for the Loan. The New Payment Reserve Account shall be a blocked account, accessible only to Lender, and New Borrower shall not have any right to withdraw or otherwise utilize any funds from the New Payment Reserve Account.

(3) If New Borrower determines that it does not have sufficient funds available to it to pay any scheduled payment of principal and/or interest required under the Note, New Borrower may submit a written request to Lender (“Disbursement Request”), in form and content satisfactory to Lender in its sole and absolute opinion and judgment, requesting that the amount of such payment deficiency (“Payment Shortfall”) be disbursed to Lender from the New Payment Reserve Account. In connection with any such Disbursement Request, New Borrower shall, if so requested by Lender, also provide Lender with such documentation and other evidence relating to such Disbursement Request as shall be satisfactory to Lender, in Lender’s sole and absolute opinion and judgment (“Supporting Evidence”), including, without limitation, evidence reflecting the existence and amount of the Payment Shortfall. Upon receipt of any such Disbursement Request and Supporting Evidence (if requested by Lender), Lender may, in Lender’s sole and absolute discretion, and without further authorization on the part of New Borrower, make the requested disbursement from the New Payment Reserve Account to pay the amount of the Payment Shortfall.

c. Release of New Payment Reserve Account.

(1) Promptly upon any request therefor by Lender, New Borrower shall deliver and provide to Lender such documentation, information and other evidence (including, without limitation, executed leases) as Lender shall deem necessary or appropriate, in Lender’s sole and absolute opinion and judgment, to enable Lender to determine the Debt Service Coverage Ratio (as hereinafter defined) for the Property.

(2) Upon (i) the Property achieving a Debt Service Coverage Ratio of 1.20 to 1.00 or more, as determined by Lender in its sole and absolute opinion and judgment, and (ii) a written request by New Borrower to Lender for a release of Lender’s security interest in the New Payment Reserve Account, Lender shall release its security interest in the New Payment Reserve Account.

d. Definitions.  As used in this Section 5 (and elsewhere in this Agreement), the following terms shall have the following meanings:

(1) “Debt Service” shall mean all scheduled payments of principal and interest payable by New Borrower to Lender under the Note.

(2) “Debt Service Coverage Ratio” shall mean the ratio of (a) the Net Operating Income to (b) the Debt Service, for the period measured.

(3) “Gross Income” shall mean, for any given time, the total of all revenue, rents or other income which are received or generated by New Borrower in connection with the possession, use, operation and/or management of the Property, as applicable, including, without limitation, percentage rentals and rentals representing pass-throughs of operating costs or cost increases to the applicable tenants; provided, however, that Gross Income shall exclude any security deposits received from any of the tenants unless and until the same are applied to rental obligations of the tenant in accordance with the terms of the applicable lease.  All rentals which are to be included in Gross Income shall be computed on a cash basis and shall include all amounts actually received.

(4) “Net Operating Income” shall mean, at any given time, the amount by which Gross Income exceeds Operating Expenses.

(5) “New Security Agreement” shall mean that Security Agreement (Assignment of Deposit Account) duly executed by New Borrower, assigning to Lender all of Borrower’s right, title and interest in and to, without limitation, the New Payment Reserve Account as additional security for the Loan, which New Security Agreement shall be in form and content satisfactory to Lender, in its sole and absolute opinion and judgment.

(6) “Operating Expenses” shall mean, at any given time, the sum of the following expenses: (i) all taxes and assessments (including, without limitation, bond assessments) imposed on the Property (but excluding taxes and assessments which any tenant is required to pay directly to the applicable taxing authority so long as such tenant’s payment of such taxes is correspondingly excluded from Gross Income); (ii) all amounts paid by New Borrower on account of insurance premiums for insurance carried in connection with the Property; provided, however, that if insurance of the Property is maintained as part of a blanket policy covering the Property and other properties, the insurance premium included in this subsection shall be the premium fairly allocable to the Property; and (iii) all other expenses which are properly charged against income according to generally accepted accounting principals, and which are incurred by New Borrower with respect to the ownership and operation of the Property, including, without limitation, management expenses, cleaning expenses, leasing expenses, maintenance and repair costs, utility expenses, HVAC costs, material costs, cost of services, license fees and business taxes; provided, however, that Operating Expenses shall exclude Debt Service.

6. Limitation of Consent.

Lender’s consent set forth in this Agreement is strictly limited to the Transfer of the Property from Existing Borrower to New Borrower, and this Agreement shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent to any future transfer of the Property or any portion thereof or interest therein, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein.

Existing Borrower, Existing Guarantor and New Borrower, and each of them, specifically acknowledge that:

a. any transfer of the Property or any portion thereof or interest therein by New Borrower without Lender’s prior written consent shall entitle Lender to accelerate the Note balance and foreclose the Deed of Trust as provided therein; and

b. Lender’s consent to this Agreement shall not be deemed to be consent by Lender to New Borrower encumbering the Property with any junior or other financing.

7. No Representations of Lender.

New Borrower recognizes and agrees that Lender has made no representation or warranty, either express or implied, regarding the Collateral and has no responsibility whatsoever with respect to the Collateral, the condition of the Collateral or the use, occupancy, or status of the Collateral.  To the extent New Borrower has any claims which in any manner relate to the Collateral, the condition of the Collateral, or the use, occupancy, or status of the Collateral, the same shall not be asserted against Lender, or its agents, employees, professional consultants, attorneys, accountants, affiliated entities, successors or assigns, or asserted as a defense to any of the Loan Documents.

8. Conditions Precedent.

In addition to all other conditions of the effectiveness of this Agreement, the effectiveness of this Agreement and the obligations of Lender under this Agreement are expressly conditioned upon the following having occurred or Lender having received by no later than December 27, 2011 (except as otherwise provided below), all of the following documents or other instruments in form and content satisfactory to Lender in its sole opinion and judgment and suitable for filing or recording as required:

a. This Agreement fully executed by Existing Borrower, Existing Guarantor, New Borrower and Lender;

b. Execution by Existing Borrower, Existing Guarantor and New Borrower of a Memorandum of Assumption Agreement (“Memorandum”), and recordation of the Memorandum in the Official Records of the County where the Property is located;

c. Evidence that New Borrower has acquired all of Existing Borrower’s right, title and interest in and to the Property, and that the fee interest in the Property is vested solely in New Borrower;

d. New Borrower shall pay to Lender, from New Borrower’s own funds, an amount of not less than $2,884,753.35, which amount shall be applied by Lender to pay down the outstanding principal owing under the Note to $9,500,000.00;

e. Intentionally Omitted;

f. Payment in full to Lender of all title insurance premiums and recording charges (including, without limitation, all title premiums and other fees and costs related to the endorsements described in Section 8.q below), escrow charges, and all other fees and costs incurred by Lender in connection with the negotiation, preparation, execution and effectuation of this Agreement and all other documents and instruments related thereto, including, but not limited to, attorneys’ fees and appraisal fees;

g. New Borrower shall have opened the New Payment Reserve Account with Lender, and shall have deposited therein, from New Borrower’s own funds, an amount of not less than $75,000.00;

h. New Borrower shall have executed and delivered to Lender the New Security Agreement;

i. Such resolutions and/or related documents from New Borrower and Existing Borrower and those holding an interest in New Borrower or Existing Borrower as Lender may request;

j. One or more UCC-1 Financing Statements, UCC-2 Amendments to Financing Statements or related documents by New Borrower;

k. True and correct copies of the duly filed, certified and/or executed documents or instruments evidencing or confirming the lawful formation and existence of New Borrower, and all written consents and certifications required by Lender from persons and/or entities having management and/or ownership interests in New Borrower.  Such documents and instruments shall include, without limitation, lists of all members and managers, certificates of incumbency and certificates of good standing, lawful existence, status, qualification or similar documents, any and all operating agreements and a written authorization or resolution duly adopted and/or executed by the members and/or managers of New Borrower authorizing and permitting the transactions herein described.  All of such documents and instruments must first be reviewed and approved by Lender, its counsel, or both;

l. No suit, action, or other proceeding shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith;

m. Lender’s liens, security interests and other interests in the Property and all other Collateral shall have been perfected by such means as are required or permitted under applicable laws, ordinances and regulations, and shall be and remain a first priority perfected lien and security interest in and to the Property and all other Collateral;

n. No breach of any warranty or representation by Existing Borrower or Existing Guarantor to Lender shall have occurred;

o. New Borrower shall have delivered to Lender any and all financial statements and federal income tax returns as requested by Lender;

p. No event or circumstance shall have occurred and be continuing which constitutes, or would upon the giving of notice or passage of time, constitute an event of default, default, breach of covenant or agreement or failure of any condition of this Agreement or any of the Loan Documents;

q. Lender shall have received, by no later than December 31, 2011, such endorsements as Lender shall request to Lender’s policy of title insurance insuring Lender’s interest in the Property (the “Title Policy”), including, without limitation, endorsements which shall insure that fee title to the Property is exclusively vested in New Borrower, that the lien and priority of the Deed of Trust is not impaired by the Transfer and/or the transactions contemplated hereby, and that the lien of the Deed of Trust is not subject to any lien, encumbrance or other matter other than those set forth in the Title Policy on the date originally issued and nondelinquent real property taxes for the current tax year;

r. New Borrower shall have delivered to Lender insurance policies and certifications satisfying such insurance coverages as Lender shall require, in its sole opinion and judgment, naming Lender as the additional insured, containing a standard mortgagee clause, and showing evidence of payment of the annual premium therefor; and

s. Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, appraisals, consents, and opinions as Lender may request.

9. Representations and Warranties of Existing Borrower and Existing Guarantor .

Existing Borrower and Existing Guarantor, and each of them, represent and warrant to Lender as of the date that this Agreement becomes effective, and Lender is relying thereon, as follows:

a. Lender has a duly perfected first-priority lien on the Property, and there will be no other liens, encumbrances or charges on the Property except to or by Lender. Lender also has duly perfected first-priority liens on all other Collateral (except for the Residence Deed of Trust, which is a third priority lien on the Residence), and there will be no other liens, encumbrances or charges on such Collateral except to or by Lender.

b. All present and future leases of the Property, and all present and future rents, revenues, income, issues, royalties and profits of the Property, have been absolutely assigned to Lender and Lender holds and owns all right, title and interest therein.

c. This Agreement and the documents and instruments executed in connection herewith constitute legal, valid, and binding obligations of Existing Borrower and Existing Guarantor, as applicable, to Lender.

d. There are no actions, suits, or proceedings pending or, to the knowledge of Existing Borrower or Existing Guarantor, threatened against or affecting Existing Borrower or Existing Guarantor in relation to their respective obligations to Lender, or involving the validity or enforceability of this Agreement, the Loan Documents, or any other documents executed in connection herewith or therewith.

e. No event or circumstance has occurred which constitutes, or would, upon the giving of notice or passage of time, constitute an Event of Default, default, breach of covenant or agreement or failure of any condition of this Agreement or any of the Loan Documents.

f. The execution and delivery of this Agreement by Existing Borrower and Existing Guarantor, and each of them, and the performance by Existing Borrower and Existing Guarantor, and each of them, of all their obligations hereunder do not and will not result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed or required under, any other agreement, lease, or instrument to which Existing Borrower or Existing Guarantor is a party or by which Existing Borrower or Existing Guarantor or their properties are bound or affected.

g. Neither Existing Borrower nor Existing Guarantor is in default under, or in violation of any law, ordinance, regulation, order, writ, judgment, injunction, decree, determination, or award, or under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease, that would affect the ability of Existing Borrower or Existing Guarantor to perform their obligations hereunder.

h. Except as expressly provided herein, all security interests and other interests given by Existing Borrower or Existing Guarantor remain in full force and effect, and Existing Borrower and Existing Guarantor consent to each and every transaction, condition, term, and provision contained in this Agreement.

i. Existing Borrower is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and authorized to conduct business in the State of California.

j. The security interests and other interests of Lender in the Property and the other Collateral are valid, binding, and enforceable, in accordance with the terms of this Agreement and the Loan Documents.

k. In addition to all other covenants given by Existing Borrower and Existing Guarantor in this Agreement, in the documents and instruments executed in connection herewith, and in the Loan Documents, Existing Borrower and Existing Guarantor, and each of them, will, so long as any obligations to Lender remain outstanding:

(1) Execute any and all documents as Lender may request in connection with this Agreement; and

(2) Cooperate fully with Lender during the term of this Agreement with respect to this Agreement, the Loan Documents, and the documents executed in connection with this Agreement.

l. Existing Borrower shall exercise the Fee Interest Alternative, and not the Membership Interest Alternative.

10. Representations and Warranties of New Borrower.

New Borrower represents and warrants to Lender, and Lender is relying thereon, as follows:

a. Lender has a duly perfected first priority lien on the Property, and there will be no other liens, encumbrances or charges on the Property except to or by Lender. Lender also has duly perfected first-priority liens on all other Collateral (except for the Residence Deed of Trust, which is a third priority lien on the Residence), and there will be no other liens, encumbrances or charges on such Collateral except to or by Lender.

b. All present and future leases of the Property, and all present and future rents, revenues, income, issues, royalties and profits of the Property, have been absolutely assigned to Lender and Lender holds and owns all right, title and interest therein.

c. This Agreement and the documents and instruments executed in connection herewith constitute legal, valid, and binding obligations of New Borrower to Lender.

d. There are no actions, suits, or proceedings pending or, to the knowledge of New Borrower threatened against or affecting New Borrower in relation to its obligations to Lender, or involving the validity or enforceability of this Agreement, the Loan Documents, or any other documents executed in connection herewith or therewith.

e. No event or circumstance has occurred which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default, default, breach of covenant or agreement or failure of any condition of this Agreement or any of the Loan Documents.

f. The execution and delivery of this Agreement by New Borrower, and the performance by New Borrower of all its obligations hereunder do not and will not result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed or required under, any other agreement, lease, or instrument to which New Borrower is a  party or by which New Borrower or its properties are bound or affected.

g. New Borrower is not in default under, or in violation of any law, ordinance, regulation, order, writ, judgment, injunction, decree, determination, or award, or under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease, that would affect the ability of New Borrower to perform its obligations hereunder, including, but not limited to, the ability of New Borrower to repay the outstanding indebtedness under this Agreement and/or under the Loan Documents.

h. Except as expressly provided herein, all security interests and other interests given by Existing Borrower or Existing Guarantor remain in full force and effect.

i. New Borrower is a limited partnership, validly created and existing under the laws of the State of California.

j. The security interests and other interests of Lender in the Property and the other Collateral are valid, binding, and enforceable, in accordance with the terms of this Agreement and the Loan Documents.

k. In addition to all other covenants given by New Borrower in this Agreement, in the documents and instruments executed in connection herewith, and in the Loan Documents, New Borrower will, so long as any obligations to Lender remain outstanding:

(1) Execute any and all documents as Lender may reasonably request in connection with this Agreement;

(2) Cooperate fully with Lender during the term of this Agreement with respect to this Agreement, the Loan Documents, and the documents executed in connection with this Agreement; or

(3) At its own cost and defense, appear and defend any action or proceeding that may affect Lender’s security interests or other interests in the Property and/or the other Collateral for any of the obligations referred to in this Agreement and the Loan Documents; provided, however, that Lender shall not be restricted from also appearing and defending any action or proceeding that may affect Lender’s security interests or other interests in the Property and/or the other Collateral.

l. Existing Borrower shall exercise the Fee Interest Alternative, and not the Membership Interest Alternative.

11. Waiver and Release.

Existing Borrower, New Borrower and Existing Guarantor, and each of them, hereby unconditionally waive and release any and all claims, damages, costs, liabilities, actions or suits that they have or may have, whether known or unknown, against Lender, its officers, agents, directors, employees, shareholders, attorneys, successors or assigns, arising out of or in connection with the Loan Documents, the debt evidenced thereby, or the handling, course of conduct, closing or servicing thereof.

a. Voluntary Release.  Existing Borrower, New Borrower, and Existing Guarantor, and each of them, acknowledge that this waiver and release is voluntary and without any duress or undue influence, and is given as part of the consideration for Lender’s accommodation of Existing Borrower’s, New Borrower’s, and Existing Guarantor’s request for Lender’s consent to the Transfer and to New Borrower’s assumption of the Loan.

b. Civil Code Section 1542.  Existing Borrower, New Borrower and Existing Guarantor, and each of them, waive all rights under Section 1542 of the Civil Code of the State of California, which they each understand provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

c. Subsequently Discovered Claims.  Existing Borrower, New Borrower and Existing Guarantor, and each of them, expressly acknowledge that they may hereafter discover facts different from, or in addition to, those which they each now believe to be true with respect to the release of claims.  Existing Borrower, New Borrower and Existing Guarantor, and each of them, agree that the foregoing release shall be and remain effective in all respects notwithstanding such different or additional facts.

12. No Joint Venture, Management, and Control.

Notwithstanding any provision of this Agreement among the parties hereto:

a. Lender is not and shall not be construed to be a partner, joint venturer, alter ego, manager, controlling person, or other business associate or participant of any kind of Existing Borrower, Existing Guarantor and New Borrower or any other person or entity;

b. Lender shall not be deemed responsible to perform or participate in any acts, omissions, or decisions of Existing Borrower, Existing Guarantor and New Borrower, or any of them; and

c. Existing Borrower, Existing Guarantor and New Borrower, and each of them, do not have any claims, causes of action, or defenses to their obligations to Lender based on any allegations of management or control exercised by Lender.  Existing Borrower, Existing Guarantor and New Borrower, and each of them, acknowledge and agree that Lender does not manage or control them in any way.

13. Modification of Loan Documents.  This Agreement and any other documents and instruments executed in connection herewith shall each constitute “Loan Documents”.  In addition to any other modifications of any Loan Documents provided under this Agreement, all references to Existing Borrower in the Loan Agreement, the Note, the Deed of Trust and each of the other Loan Documents are hereby modified so that all such references to Existing Borrower shall be construed to mean New Borrower.

14. Miscellaneous.

a. No Release or Modification.  This Agreement shall not be construed as a release or modification of any of the terms, conditions, warranties, waivers, or rights set forth in the Loan Documents, except as expressly set forth herein.

b. Acknowledgment of Waiver.

(1) Existing Borrower, Existing Guarantor and New Borrower, and each of them, represent and warrant that all of the waivers, warranties, and promises set forth in this Agreement are made after consultation with legal counsel of their choosing and with an understanding of their significance and consequence and that they are reasonable.

(2) Existing Borrower, Existing Guarantor and New Borrower, and each of them, further represent and warrant as follows:

(a) They have received, or have had the opportunity to receive, independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement, and prior to the execution of this Agreement, their attorneys reviewed this Agreement and discussed the Agreement with them and they have made all desired changes;

(b) Except as expressly stated in this Agreement, neither Lender nor any other person or entity has made any statement or representation to Existing Borrower, Existing Guarantor and New Borrower, or any of them, regarding any facts relied upon by them;

(c) Existing Borrower, Existing Guarantor and New Borrower, and each of them, do not rely upon any statement, representation, or promise of Lender or any other person or entity in executing this Agreement except as expressly stated in this Agreement; and

(d) The terms of this Agreement are contractual and not a mere recital.

c. Survival of Warranties.  All agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement.

d. Failure of Indulgence Not Waiver.  No failure or delay on the part of Lender in the exercise of any right, power, or privilege hereunder or under the documents or instruments referred to herein shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude a further exercise of any right, power, or privilege.

e. Applicable Law.  This Agreement and the Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and construed in accordance with the laws of the State of California.  Existing Borrower, Existing Guarantor and New Borrower, and each of them, waive any objection to jurisdiction and venue of any action instituted against either of them as provided herein and agree not to assert any defense based on lack of jurisdiction or venue.

f. Assignability.  This Agreement shall be binding upon and inure to the benefit of Lender, Existing Borrower, Existing Guarantor and New Borrower and their respective successors and assigns, except that the respective rights of Existing Borrower, Existing Guarantor and New Borrower, and each of them, hereunder are not assignable without the prior written consent of Lender, which consent Lender may give or withhold in its sole and absolute opinion and judgment.

g. Expenses and Fees.

(1) New Borrower, Existing Borrower and Existing Guarantor, and each of them, shall reimburse Lender for all fees and costs incurred in connection with the negotiation, preparation, execution and effectuation of this Agreement and all other documents and instruments related thereto including, but not limited to, reasonable attorneys’ fees, title insurance premiums, and recording charges. Without limiting the generality of the foregoing, New Borrower shall reimburse Lender for all fees and costs incurred by Lender in connection with an appraisal of the Property that Lender intends to obtain after the date that this Agreement becomes effective in accordance with its terms.

(2) In the event that Lender employs attorneys to remedy or obtain relief from, or arising out of, a breach or default under this Agreement, the documents and instruments executed in connection herewith, or the Loan Documents, any of the terms, covenants, provisions and all conditions hereof or thereof, or any of the matters referred to herein or therein or in connection with any bankruptcy proceeding, Lender shall be entitled to be reimbursed by New Borrower, Existing Guarantor and Existing Borrower, and each of them, for all of its reasonable attorneys’ fees, whether or not suit is filed and including, without limitation, those incurred in each and every action, suit, or proceeding, including any and all appeals and petitions therefrom and all fees and costs incurred by Lender.

h. Modifications and Amendments.  This Agreement may be modified or amended only by written agreement duly executed by the party to be charged.

i. Integration.  This Agreement, the Loan Documents, and the documents and instruments executed in connection herewith constitute a single, integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof.  No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto with respect to the subject matter hereof, except as specifically set forth in this Agreement and the documents and instruments executed in connection with this Agreement.

j. Severability.  If any provision of this Agreement is found to be illegal, invalid, or unenforceable under present or future laws, ordinances or regulations effective during the term of this Agreement, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by severance from this Agreement.

k. Time of Essence.  The parties hereto expressly acknowledge and agree that time is of the essence and that all deadlines and time periods provided for under this Agreement are absolute and final.

l. Notices.  All notices, requests, demands, directions and other communications provided for hereunder and under any other Loan Document (a “Notice”), must be in writing and must be mailed, delivered or sent to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

Any notice given by facsimile must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address.  If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first-class or air mail postage prepaid; if given by facsimile or other form of electronic written communication, when sent; or if given by personal delivery, when delivered.

Such notices will be given as follows:

To Lender:

CATHAY BANK
777 N. Broadway
Los Angeles, California 90012
Attention: Donna W. Lew, Vice President, Real Estate

To New Borrower:

NetREIT NC LP
                                             1282 Pacific Oaks Place
                                              Escondido, California 92029
                                              Attention: General Counsel

To Existing Borrower:

LGI DELAWARE, LLC
4705 Seashore Drive
                                   Newport Beach, California 92663
Attention:  Lee Gittleman

To Existing Guarantor:

LEE GITTLEMAN
4705 Seashore Drive
Newport Beach, California 92663

m. Execution in Counterpart.  This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, and such counterparts together shall constitute but one and the same instrument and Agreement, and the Agreement shall not be binding on any party until all parties have executed it.

n. Final and Binding Agreement.  This Agreement is intended to be final and binding among the parties hereto, and each party expressly relies on the finality of this Agreement as a substantial, material factor inducing that party’s execution of this Agreement.  Each of the parties hereto has the full right and authority to enter into this Agreement, and the officer, member, manager, partner, agent, or other representative executing this Agreement on behalf of any party has the full right and authority to fully commit and bind it to this Agreement.

o. No Other Parties Intended.  Nothing contained in this Agreement is intended, nor shall it be construed or deemed, to confer any rights, powers, or privileges on any person, firm, partnership, corporation, or other entity not an express party hereto, a successor-in-interest, assign, or a party released under this Agreement.

p. Section Headings Not Effective.  Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

q. Neutral Interpretation.  This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

r. Construction of Agreement.  Whenever the context so requires, the masculine gender shall include the feminine or neuter and the singular number shall include the plural, and vice versa.  Unless the context of this Agreement clearly requires otherwise, the term “or” includes the inclusive meaning represented by the phrase “and/or.”

s. Effectiveness of Agreement.  In addition to any other conditions to the effectiveness and enforceability of this Agreement set forth in this Agreement, this Agreement shall not be effective and enforceable unless and until it is executed by Lender.

[Signature pages follow]

916832.5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

EXISTING BORROWER:

LGI DELAWARE, LLC,
a Delaware limited liability company

By:           ________________________
Name:           Lee Gittleman
Its:           Manager

NEW BORROWER:

NETREIT NATIONAL CITY PARTNERS, LP,
a California limited partnership

By:           NetREIT, Inc.,
a Maryland corporation
Its:           General Partner

By:           ________________________
Name:           Kenneth W. Elsberry
Its:           Chief Financial Officer

EXISTING GUARANTOR:

________________________________
LEE JAY GITTLEMAN, aka Lee Gittleman, an individual

________________________________
LEE JAY GITTLEMAN, Trustee of
THE GITTLEMAN FAMILY 2007 TRUST DATED DECEMBER 19, 2007

________________________________
CINDY ELIZABETH GITTLEMAN, Trustee of
THE GITTLEMAN FAMILY 2007 TRUST DATED DECEMBER 19, 2007

[Signatures continue on next page]

916832.5

LENDER:

CATHAY BANK,
a California banking corporation

By:           ________________________
Name:           ________________________
Title:           ________________________

916832.5

EXHIBIT “A”
LEGAL DESCRIPTION

All that certain real property situated in the County of San Diego State of California/ descrrbed as follows:

A parcel of land situated in the City of National City/ County of San Diego, State of California  being that portion of the Southern California Railroad (predecessor of The Atchison, Topeka and Santa Fe Railway Company) Terminal Grounds, as said Termmal Grounds are shown on Map of National City, California, filed
October 2, 1882, as Map No. 348 in the Office of the County Recorder of said County, more particularly described as follows:

Commencing at the intersection of the Westerly line of Harrison Avenue (40 feet wide) with the Southerly line of Nineteenth Street, said Westerly line being the
Easterly line of said Terminal Grounds and former center line of Ninth Avenue, as shown on said Map No. 348;

Thence along the Southerly line of said Nineteenth Street South 71 degrees 00' West
175.47 feet to a point in a line parallel with and distant 25 feet Southwesterly at right angles from the center line of said Railway Company's main track, which said point is the True Point of Beginning for this description;

Thence along said parallel line South 19 dgrees 02' 30" East 784.96 feet;
Thence South 71degrees 00' West 340.00 feet;
Thence North 19 degrees 02' 30" West 784.96 feet to the Southerly line of said
Nineteenth Street;
Thence along the southerly line of said Nineteenth Street North 71 degrees 00' East
340.00 feet to the True Point of Beginning, containing an area of 6.127 acres more or less.

Excepting all oil gas and other hydrocarbon and mineral substances lying not less than 100 feet below surface of hereinabove described land.

SCHEDULE 1

ADDITIONAL LOAN DOCUMENTS

1.	Commercial Security Agreement dated as of September 7, 2007, executed by Existing Borrower in favor of Lender;

2.	Commercial Security Agreement dated as of June 18, 2010, executed by Existing Borrower in favor of Lender;

3.
Hazardous Substances Certificate and Indemnity Agreement dated as of September 7, 2007, executed by Existing Borrower in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Environmental Indemnity”);

4.	Assignment of Construction Contracts dated as of September 7, 2007, executed by Existing Borrower in favor of Lender;

5.	Assignment of Architect’s Contracts dated as of September 7, 2007, executed by Existing Borrower in favor of Lender;

6.
Change in Terms Agreement dated as of January 28, 2008, executed by, without limitation, Existing Borrower, pursuant to which, without limitation, the maximum principal amount of the Loan was reduced to $13,000,000.00;

7.
Modification of Construction Loan Agreement dated as of January 28, 2008, executed by Existing Borrower and Lender, pursuant to which, without limitation, the maximum principal amount of the Loan was reduced to $13,000,000.00;

8.
Change in Terms Agreement dated as of March 19, 2009, executed by, without limitation, Existing Borrower, pursuant to which, without limitation, the maturity date of the First Note was extended to from April 1, 2009 to October 1, 2009;

9.
Change in Terms Agreement dated as of September 17, 2009, executed by, without limitation, Existing Borrower, pursuant to which, without limitation, the maturity date of the First Note was extended to from October 1, 2009 to April 1, 2010;

10.
Loan Extension Agreement and Modification of Note dated as of March 29, 2010, executed by Existing Borrower and Lender, pursuant to which, without limitation, the maturity date of the First Note was extended from April 1, 2010 to June 1, 2010;

11.	Guarantor Acknowledgment and Consent dated September 17, 2009, executed by Existing Guarantor in favor of Lender;

12.
Modification of Deed of Trust dated as of June 18, 2010, executed by Existing Borrower and Lender, and recorded in the Official Records of San Diego County, California, on June 29, 2010, as Document No. 2010-0326334;

13.	Assignment of Deposit Account dated as of June 18, 2010, executed by Existing Borrower in favor of Lender;

14.
Resolutions and certifications of Existing Borrower, including, without limitation, (i) that certain Limited Liability Company Resolution to Borrow/Grant Collateral dated as of March 19, 2009, and (ii) that certain Limited Liability Company Resolution to Borrow/Grant Collateral dated as of June 18, 2010;

15.	Trust Certificate dated as of June 18, 2010, made by The Gittleman Family 2007 Trust dated December 19, 2007 in favor of Lender;

16.	Financing Statement (Form UCC-1) filed with the Delaware Secretary of State on September 12, 2007, Initial Filing # 2007 3462206; and

17.	Financing Statement (Form UCC-1) (Fixture Filing) relating to the Property, recorded in the Official Records of San Diego County, California, on September 11, 2007, as Document No. 2007-0595961.